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                                                                    EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-36881 and 333-32045 of PICO Holdings, Inc. on Form S-8 of our reports dated March 27, 1998, appearing in this Annual Report on Form 10-K/A of PICO Holdings, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP


San Diego, California
April 30, 1998



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